Exhibit 10.17

DERMTECH, INC.

AMENDED AND RESTATED

VOTING AGREEMENT

This Amended and Restated Voting Agreement (the “Agreement”) effective as of September 26, 2017 by and among DermTech, Inc., a Delaware corporation (the “Company”), the holders of shares of Common Stock listed on Exhibit A-1 (individually, a “Common Holder” and collectively, the “Common Holders”), the Existing Investors (as defined below) listed on Exhibit A-2, and the purchasers of Series C Preferred Stock (the “Purchasers”) listed on Exhibit A-3. The holders of Series C Preferred Stock are individually referred to as a “Preferred Holder” and collectively as the “Preferred Holders”). The Common Holders, the Existing Investors and the Preferred Holders are collectively referred to herein as the “Stockholders.” The Company’s Series C Preferred Stock is collectively referred to herein as the “’Preferred Stock.”

RECITALS

WHEREAS, certain of the parties hold shares of the Company’s Series C Preferred Stock and/or shares of the Company’s Common Stock issued on conversion of the Company’s former Series A-1, Series A-2, Series A-3 and Series B Preferred Stock (the “Existing Investors”) and possess certain voting rights.

WHEREAS, the Common Holders, the Existing Investors, and certain of the Preferred Holders (together, the “Prior Holders”) are party to that certain Amended and Restated Voting Agreement dated October 7, 2016 by and among the Company and the Prior Holders, as amended (the “Prior Agreement”).

WHEREAS, the Company and the Purchasers are entering into an Amended and Restated Series C Preferred Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series C Preferred Stock to the Purchasers that such Purchasers and the Company execute and deliver this Agreement.

WHEREAS, it is a further condition to the closing of the sale of the Series C Preferred Stock pursuant to the Purchase Agreement that Prior Holders holding sufficient shares to amend the Prior Agreement execute and deliver this Agreement and agree that this Agreement will supersede and replace the Prior Agreement in its entirety.

WHEREAS, the Company and the Prior Holders desire to amend and restate the Prior Agreement and to enter into this Agreement with the Purchasers.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	Election of Directors.

1.1    Board Representation. At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company (the “Board of Directors”) are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Stockholders shall vote or act with respect to their shares so as to elect:

(a)    the Company’s Chief Executive Officer, initially John Dobak, as a director elected by the holders of Preferred Stock and Common Stock, voting together as a single class on an as-converted basis; provided that if for some reason he or she shall cease to serve as the Company’s Chief Executive Officer, each of the Stockholders shall promptly vote their respective shares (i) to remove the former Chief Executive Officer from the Board of Directors if such person has not resigned as a member of the Board of Directors and (ii) to elect such person’s replacement as the Company’s Chief Executive Officer as a director;

(b)     one (1) director to be designated by Jacobs Investment Company LLC as one of the directors elected by the holders of Preferred Stock and Common Stock, voting together as a single class on an as-converted basis, provided, however, if Jacobs Investment Company LLC no longer holds at least 500,000 shares of the Company’s capital stock at any time, this right to designate a director shall terminate; and

(c)    one (1) director to be designated by RTW Master Fund, LTD and RTW Innovation Master Fund, LTD (together,“RTW”) as the director elected by RTW (the “RTW Director”); provided, however, that RTW’s right to designate the RTW Director under this Section 1.1(c) shall be subject to and contingent upon the completion of the Second Tranche Investment (as defined in the Purchase Agreement), and RTW shall have no right to designate the RTW Director unless and until such time that RTW purchases the Second Tranche Investment Amount (as defined in the Purchase Agreement) from the Company in the Second Tranche Closing; provided further, however, if RTW no longer holds at least 60% of the Preferred Stock purchased by RTW under the Purchase Agreement at any time after the Second Tranche Closing (as defined in the Purchase Agreement), this right to designate a director shall terminate immediately with no further action required by the Company or RTW.

1.2    Failure to Designate a Board Member. In the absence of any designation from the persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.3    Removal. Each Stockholder also agrees to vote, or cause to be voted, all shares of the Company’s capital stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)    no director elected pursuant to Section 1.1 above may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the person or persons, entitled under Section 1.1 to designate that director or (ii) the person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.1 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b)    any vacancies created by the resignation, removal or death of a director elected pursuant to Section 1.1 shall be filled pursuant to the provisions of this Section 1; and

(c)    upon the written request of the persons entitled to designate a director as provided in Section 1.1 to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.4    No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement. For purposes of this Agreement, “Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity. For purposes of this Agreement, “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with, such Person, including without limitation any general or limited partner, managing member, officer or director of such Person.

1.5    No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee.” Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2.    Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

3.	Drag-Along Right.

3.1    Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.

3.2    Actions to be Taken. In the event that (i) the holders of at least 50% of the shares of Common Stock then issued or issuable upon conversion of the shares of Series C Preferred Stock (the “Selling Investors”); (ii) the Board of Directors; (iii) the holders of a majority of the then outstanding shares of Common Stock (other than those issued or issuable upon conversion of the shares of Series C Preferred Stock); and (iv) RTW (collectively, the “Electing Holders”) approve a Sale of the Company in writing, specifying that this Section 3 shall apply to such transaction, then each Stockholder and the Company hereby agree:

(a)    if such transaction requires stockholder approval, with respect to all shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b)    if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Subsection 3.3 below, on the same terms and conditions as the Selling Investors;

(c)    to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 3, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d)    not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any shares of the Company owned by such party or Affiliate in a voting trust or subject any shares to any arrangement or agreement with respect to the voting of such shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e)    to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(f)    if the consideration to be paid in exchange for the shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares; and

(g)    in the event that the Selling Investors, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud or willful misconduct.

3.3    Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Subsection 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a)    any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such shares, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b)    the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(c)    the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Stockholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and subject to the provisions of the Restated Certificate related to the allocation of the escrow, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Proposed Sale;

(d)    liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;

(e)    upon the consummation of the Proposed Sale (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless the holders of at least a majority of the Preferred Stock elect to receive a lesser amount by written notice given to the Company at least 30 days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for any Common Stock or Preferred Stock of the Company, as applicable, pursuant to this Subsection 3.3(e) includes any securities and due receipt thereof by the applicable stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to the applicable stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to the stockholder in lieu thereof, against surrender of any Common Stock or Preferred Stock of the Company, as applicable, which would have otherwise been sold by such stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such stockholder would otherwise receive as of the date of the issuance of such securities in exchange for any Common Stock or Preferred Stock of the Company, as applicable; and

(f)    subject to clause (e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Subsection 3.3(f) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

4.    Additional Representations and Covenants.

4.1    No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement. The Company agrees to use commercially reasonable within the requirements of applicable law to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

4.2    Covenants of the Company. The Company agrees to use commercially reasonable efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s commercially reasonable to cause the nomination and election of the directors as provided in this Agreement.

4.3    Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

4.4    Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.5    Transfers. Each transferee or assignee of any shares held by a party to this Agreement and subject to the terms hereof shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an adoption agreement in a form acceptable to the Company. Upon the execution and delivery of an adoption agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the shares subject to this Agreement on its books or issue a new certificate representing any such shares unless and until such transferee shall have complied with the terms of this Subsection 3.5. Each certificate instrument, or book entry representing the shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Subsection 3.6.

4.6    Legends. Each certificate representing shares of the Company’s capital stock held by the Stockholders or any assignee of the Stockholders shall bear the following legend:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN AMENDED AND RESTATED VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

5.    Termination.

5.1    Termination Events. This Agreement shall terminate upon the earliest of:

(a)    The consummation of a firm commitment underwritten public offering by the Company of shares of its Common Stock in connection with which all of the outstanding shares of Preferred Stock are converted into shares of Common Stock, pursuant to the Company’s Certificate then in effect; or

(b)    The consummation of Liquidation Transaction as such term is defined in the Company’s Certificate

5.2    Removal of Legend. At any time after the termination of this Agreement in accordance with Section 3.1, any holder of a stock certificate legended pursuant to Section 2.3 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

6.    Miscellaneous.

6.1    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

6.2    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3    Amendments and Waivers. Any term hereof may be amended, terminated or waived only with the written consent of the (i) Company and (ii) the Common Holders, Existing Investors, and Preferred Holders that hold at least 70% of the then outstanding capital stock of the Company (voting together as a single class on an as-converted basis). Notwithstanding the foregoing, (a) this Agreement may be amended with only the consent of the Company for the sole purpose of including additional Purchasers as “Preferred Holders.” Section 1.1(c) may not be amended without the consent of either RTW Master Fund, LTD or RTD Innovation Master Fund, LTD, and (b) RTW’s right to approve a sale of the Company pursuant to Section 3.2(vi) for purposes of Section 3.2 may not be amended or waiver without the written consent of RTW. Any amendment or waiver effected in accordance with this Section 5.3 shall be binding upon the Company, any Preferred Holders and any Common Holder, and each of their respective successors and permitted assigns. The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not vote for or consent in writing thereto.

6.4    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address on the signature page hereof (or if no address has been provided the last known address of such parties as reflected in the Company’s record), as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.4. If notice is given to the Company, it shall be sent to 11099 No. Torrey Pines Rd., Suite 100, La Jolla, CA 92037, Attention: Chief Executive Officer; and a copy (which shall not constitute notice) shall also be sent to Wilson Sonsini Goodrich & Rosati, 12235 El Camino Real, Suite 200, San Diego, CA 92130, Attention: Martin Waters; and if notice is given to the Investors, a copy shall also be given to John Crandon, Esq., 36 Grattan Street, San Francisco, CA 94117.

6.5    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

6.6    Governing Law; Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.7    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.8    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9    No Liability for Election of Recommended Directors. Neither the Company, the Common Holders, the Existing Investors, the Preferred Holders, nor any officer, director, stockholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Company’s Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

6.10    Termination of Prior Agreement. The Prior Agreement is hereby terminated and shall have no further force or effect.

6.11    Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Subsection 4.6 above.

6.12    Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

6.13    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.14    Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

6.15    Aggregation of Stock. All shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate. For the purposes of this Agreement, the consent or approval of RTW shall be deemed to occur upon the consent or approval of either (i) both RTW Master Fund, LTD and RTW Innovation Master Fund, LTD, (ii) the RTW fund or entity that holds a majority of the Series C Preferred shares held by all RTW funds or entity.

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

COMPANY:

DERMTECH INC.

By:	/s/ John Dobak
Name: John Dobak
Title: President and CEO

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

RTW Master Fund, LTD

By:	/s/ Roderick Wong
Name: Roderick Wong
Title: Director

RTW Innovation Master Fund, LTD

By:	/s/ Roderick Wong
Name: Roderick Wong
Title: Director

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

Roberta Feuerstein Trust DTD 7-9-83

By:	/s/ Roberta Feuerstein
Name: Roberta Feuerstein Trust DTD 7-9-83
Title: Trustee

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Elliot Feuerstein
Elliot Feuerstein

Brett Feuerstein Children’s Trust

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Trustee

Michael Feuerstein Children’s Trust

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Trustee

Elliot Feuerstein Trust DTD 5-14-83

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Trustee

Mesa Shopping Center East LLC

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Manager

Mesa Shopping Center East LLC

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Manager

Mira Mesa Shopping Center West LLC

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Manager

Mira Mesa Shopping Center LLC

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Manager

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

Darakev LP

By:	/s/ Kevin Wechter
Name: Kevin Wechter
Title: CEO of Darakev Management LLC its GP

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

Paulson DermTech Investments II LLC

By:	/s/ Starla Goff
Name: Starla Goff
Title: Officer of the Managing Member

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

Paulson DermTech Investments III LLC

By:	/s/ Starla Goff
Name: Starla Goff
Title: Officer of the Managing Member

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

Paulson DermTech Investments LLC

By:	/s/ Starla Goff
Name: Starla Goff
Title: Officer of the Managing Member

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

Irwin and Joan Jacobs Family Trust 6-2-80

By:	/s/ Irwin M. Jacobs
Name: Irwin M. Jacobs
Title: Trustee

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Louis B. Cushman
Louis B. Cushman

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Keith Gelles
Keith Gelles

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Patrick E. Pellecchia
Patrick E. Pellecchia

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

Pacific Equity Ventures, L.P., a California limited partnership

By:	/s/ Andrew M. Kaplan
Name: Andrew M. Kaplan
Title: CEO of GP

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Gene Salkind, M.D.
Gene Salkind, M.D.

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Gary E. Jacobs
Gary Jacobs

Jacobs Investment Company LLC

By:	/s/ Gary E. Jacobs
Name: Gary E. Jacobs
Title: Managing Member

Gary E and Jerri-Anne Jacobs Trustees

By:	/s/ Gary E. Jacobs
Name: Gary E. Jacobs
Title: Trustee

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Gregory A. Erickson
Gregory A. Erickson

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

Touchstone Investments Defined Benefit Plan Pension Trust

By:	/s/ Gregory A. Erickson
Name: Gregory A. Erickson
Title: Trustee

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ John Dobak
John Dobak

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Steven M. Wetzner
Steven M. Wetzner

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Jacob M. Gamble
Jacob M. Gamble

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Scott R. Pancoast
Scott R. Pancoast

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Jill M. Olson
Jill M. Olson

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Ian Katz
Ian Katz

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Jeremy and Junko Teraoka
Jeremy and Junko Teraoka

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Cheryl S. Peters
Cheryl S. Peters

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

KT4 Partners LLC

By:	/s/ Marc L. Abramowitz
Name: Marc L. Abramowitz
Title: Managing Member

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Zuxu Yao
Zuxu Yao

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Darryl A. Garrison
Darryl A. Garrison

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ James A. Rock
James A. Rock

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Sarah Dion
Sarah Dion

The parties hereto have executed this Amended and Restated Voting Agreement as of the date set forth below.

PURCHASER:

/s/ Herm Rosenman
Herm Rosenman

EXHIBIT A-1

INVESTORS

COMMON HOLDERS:

Name
The Jacobs Investment Company LLC
Gene Salkind, M.D.
Peter Brundage
Elliot Feuerstein, Trustee for Elliot Feuerstein Trust UTD 5-14-82
Elliot Feuerstein, Trustee FBO Michael Feuerstein, Feuerstein Children’s Trust UTD 3-15-89
Elliot Feuerstein, Trustee FBO Brett Feuerstein, Feuerstein Children’s Trust UTD 3-15-89

EXHIBIT A-2

INVESTORS

EXISTING INVESTORS:

Name
The Jacobs Investment Company LLC
Gary Jacobs
Peter Brundage
Gene Salkind, M.D.
KT4 Partners LLC
STOTSKY, Michael S. M.D. Trustee FBO Michael S. Stotsky MPP
Dennis Logue
MERG Holdings Pty Ltd.
Frederick McCarthy
Elliott Feuerstein
Elliot Feuerstein, Trustee FBO Michael Feuerstein, Feuerstein Children’s Trust UTD 3-15-89
Elliot Feuerstein, Trustee FBO Brett Feuerstein, Feuerstein Children’s Trust UTD 3-15-89
Michael H. Good, M.D.
James Goode
Elias Alemesalassie
Michael McGilveny
Daniel Einhorn and Emily Feldman Einhorn Trust of 1994
Patrick E. Pellecchia
Gregory A. Erickson
Touchstone Investments Defined Benefit Plan Pension Trust: Gregory A. Erickson, Trustee
Elliot Feuerstein, Trustee for Elliot Feuerstein Trust UTD 5-14-82
Darakev LP, a Texas limited partnership
John Dobak
Pacific Equity Ventures, L.P., a California limited partnership
Chitayat Family Gift Trust dated 12/19/2003
DLA Piper
WS Investment Company, LLC (2013A)
Adams Family Trust, UAD 6-34-94

Dana Donovan
Harmon Spolan
Jack L. Stahl
Jill M. Olson
Likipi Holding SA
Michael Sanders Stotsky Trust
Steven M. Wetzner
Leon Wagner
Ian Katz
James Schwering
Paulson DermTech Investments, LLC
Keith Gelles
Bradley Karp
Jacob M. Gamble
Kingdom Partners LLC
Bradley C. & Belinda Karp
UBS Financial Services Inc. FBO David W. Carey Traditional IRA
Louis B. Cushman

EXHIBIT A-3

INVESTORS

PREFERRED HOLDERS:

Name
Irwin and Joan Jacobs Family Trust 6-2-80
Gregory A. Erickson
Pacific Equity Ventures LP
William C. Skelsey & Maral K. Skelsey JTROS
Paulson DermTech Investment III, LLC
Mira Mesa Shopping Center LLC
Mira Mesa Shopping Center, -West, LLC
Mesa Shopping Center, - East, LLC
Elliot Feuerstein Trust DTD 5-14-83
Roberta Feuerstein Trust DTD 7-9-83
Darakev, L.P.
Jeremy and Junko Teraoka
RTW Master Fund, LTD
RTW Innovation Master Fund, LTD
Dana Donovan
Alcath Dermatology Corp.